Exhibit 10.1

SEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Seventh Amendment to Third Amended and Restated Loan and Security Agreement (the “Amendment”) is entered into as of September 28, 2006, by and between COMERICA BANK, successor by merger with COMERICA BANK – CALIFORNIA (“Bank”) and INPHONIC, INC. (“InPhonic”), SIMIPC ACQUISITION CORP. (“SimIpc”), STAR NUMBER, INC. (“Star”), MOBILE TECHNOLOGY SERVICES, LLC (“Mobile”) and CAIS ACQUISITION II, LLC (“CAIS” and collectively with InPhonic, SimIpc, Star and Mobile, the “Borrowers” and each individually, a “Borrower”).

RECITALS

Borrowers and Bank are parties to that certain Third Amended and Restated Loan and Security Agreement dated as of August 7, 2003 (as amended from time to time, including without limitation by that certain Waiver to Third Amended and Restated Loan and Security Agreement dated November 17, 2003, that certain letter from Bank to Borrowers dated March 18, 2004, that certain waiver letter from Bank to Borrowers dated May 31, 2004, that certain Joinder Agreement and First Amendment to Third Amended and Restated Loan and Security Agreement dated June 2, 2004, that certain Release Letter dated July 30, 2004 (the “Joinder Agreement”), that certain Second Amendment to Third Amended and Restated Loan and Security Agreement dated August 2, 2004, that certain waiver letter from Bank to Borrowers dated May 5, 2005, that certain Third Amendment to Third Amended and Restated Loan and Security Agreement dated July 27, 2005, that certain Consent and Fourth Amendment to Third Amended and Restated Loan and Security Agreement dated August 16, 2005, that certain Fifth Amendment to Third Amended and Restated Loan and Security Agreement dated September 30, 2005, that certain Consent and Waiver dated December 29, 2005, and that certain Joinder Agreement and Sixth Amendment to Third Amended and Restated Loan and Security Agreement dated December 29, 2005, together with any related agreements, the “Agreement”). Hereinafter, all indebtedness owing by Borrowers to Bank shall be referred to as the “Indebtedness.” The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

I.	Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.

II.	Amendments to the Agreement. Subject to the satisfaction of the conditions precedent as set forth in Article V hereof, the Agreement is hereby amended as set forth below.

A.	Section 2.1(b)(i) of the Agreement is hereby amended by deleting the first sentence contained therein in its entirety and replacing it with the following:

“(i) Subject to and upon the terms and conditions set forth in this Agreement, Borrowers may request Advances in an aggregate outstanding amount not to exceed the lesser of (i) the Committed Revolving Line, or (ii) the Applicable Non-Formula Amount plus the Borrowing Base.”

B.	Exhibit A (DEFINITIONS) of the Agreement is hereby amended to add the following “Applicable Non-Formula Amount” definition:

““Applicable Non-Formula Amount” means $5,000,000, with such amount subject to increase to $10,000,000 if Borrowers’ are in compliance with all financial covenants set forth in Section 6.7 of the Agreement for the period ending December 31, 2006, with any such increase not to take effect until such time as Bank has received satisfactory evidence (including receipt of Borrowers’ Compliance Certificate for the reporting period ending December 31, 2006) that Borrowers have so complied.”

C.	Exhibit A (DEFINITIONS) of the Agreement is hereby amended by deleting the definition of “Revolving Maturity Date” contained therein in its entirety and replacing it with the following:

““Revolving Maturity Date” means July 1, 2007.”

D.	Exhibit D to the Agreement is hereby replaced with the form of Exhibit D attached hereto.

E.	Subparagraph “i.” of Section 2.a. of the Libor Addendum is hereby amended by deleting such subparagraph “i.” in its entirety and replacing it with the following:

“i. A rate equal to one and three-quarters percent (1.75%) above Bank’s LIBOR, which LIBOR Option shall be in effect during the relevant LIBOR Period; or”

III.	Legal Effect.

A.	The Agreement is hereby amended wherever necessary to reflect the changes described above. Borrower agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

B.	Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Agreement. Except as expressly modified pursuant to this Amendment, the terms of the Agreement remain unchanged, and in full force and effect. Bank’s agreement to modifications to the existing Indebtedness pursuant to this Amendment in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Amendment shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties, all makers and endorsers of Agreement, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Amendment. The terms of this paragraph apply not only to this Amendment, but also to all subsequent loan modification requests.

C.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. This is an integrated Amendment and supersedes all prior negotiations and agreements regarding the subject matter hereof. All modifications hereto must be in writing and signed by the parties.

IV.	Conditions Precedent. Except as specifically set forth in this Amendment, all of the terms and conditions of the Agreement remain in full force and effect. The effectiveness of this Agreement is conditioned upon receipt by Bank of this Amendment, and any other documents which Bank may require to carry out the terms hereof, including but not limited to the following:

A.	This Amendment, duly executed by Borrowers;

B.	Payment of a nonrefundable amendment fee in the amount of $10,000, which may be debited from any of Borrowers’ accounts;

C.	Payment of all legal fees associated with this Amendment; and

D.	Such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

INPHONIC, INC.		STAR NUMBER, INC.

By:	/s/ David A. Steinberg	By:	/s/ David A. Steinberg
Title:	Chief Executive Officer	Title:	Chief Executive Officer

SIMIPC ACQUISITION CORP.		MOBILE TECHNOLOGY SERVICES, LLC

By:	/s/ David A. Steinberg	By:	/s/ David A. Steinberg
Title:	Chief Executive Officer	Title:	Chief Executive Officer

CAIS ACQUISITION II, LLC		COMERICA BANK

By:	/s/ David A. Steinberg	By:	/s/ Todd A. McDonald
Title:	Chief Executive Officer	Title:	Senior Vice President